Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PRESCIENT APPLIED INTELLIGENCE, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

PRESCIENT APPLIED INTELLIGENCE, INC.

Promissory Note
U.S. $2,558,348.00		Issuance Date: August 25, 2006
Maturity Date: August 25, 2009

FOR VALUE RECEIVED, the undersigned, Prescient Applied Intelligence, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Tak Investments, LLC, or any future permitted holder of this promissory note (the “Payee”), at the principal office of the Payee set forth herein, or at such other place as the holder may designate in writing to the Company, the principal sum of Two Million Five Hundred Fifty Eight Thousand Three Hundred Forty Eight Dollars ($2,558,348.00), together with all accrued but unpaid interest, on or before August 25, 2009 (the “Maturity Date”), as such amount may be reduced as set forth in Paragraph 1 below (the “Note”).

1. Principal and Interest Payments.

(a) Interest on the outstanding principal balance of this Note shall accrue from August 25, 2006 at a rate of prime plus two percent (2%) per annum, as reported in the Wall Street Journal from time to time. Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty-five (365) days and shall be payable on the Maturity Date by the Company in cash.

(b) The Company shall pay Payee the sum of Thirty Thousand Dollars ($30,000) on or before the tenth day of each month after the date hereof, through the Maturity Date; provided, however, the first payment on or before the tenth day of the month following the date hereof shall be deemed previously paid as a result of the $30,000 payment to Payee on June 19, 2006. In addition, in the event the Company closes any equity or equity based financing following the date hereof, with gross proceeds totaling at least $1,000,000 (“Qualified Financing”), the Company shall pay Payee fifteen percent (15%) of the proceeds from such Qualified Financing, up to Five Hundred Thousand Dollars ($500,000) in the aggregate. Any such payment to the Payee as a result of a Qualified Financing shall not affect the obligation of the Company to continue to pay Payee the sum of Thirty Thousand Dollars ($30,000) on or before the tenth day of each month after the date hereof, through the Maturity Date.

(c) Each payment made under Section 1(b) shall be applied first to accrued and unpaid interest on this Note, then to payment of the principal of this Note.

(d) Any unpaid principal together with all accrued and unpaid interest shall be payable in full on the Maturity Date.

(e) In addition, at the Company’s sole option, the Company may prepay in cash the principal amount of this Note in whole or in part at any time without penalty or premium. Each such prepayment of principal shall be accompanied by all accrued and unpaid interest on the amount of principal so prepaid.

2. Seniority and Ranking. Except for the amounts outstanding under that certain Financing Agreement, dated May 25, 2006, by and between the Company and Sand Hill Finance, LLC, or any such replacement financing agreement providing working capital to the Company (the “Senior Debt”), in an aggregate principal amount not to exceed $1,000,000 without the consent of the Payee, this Note shall rank senior to all the Company’s current and future indebtedness; except that (a) this Note shall rank pari passu in right of payment with any indebtedness incurred by the Company on terms which are reasonably acceptable to the Payee in connection with any corporate or other acquisition or merger transaction involving the Company, which indebtedness shall not exceed an aggregate of $1,000,000 (the “Acquisition Debt”), and (b) the Acquisition Debt may, at the option of the Company, (i) be secured on a pari passu basis with this Note on terms (including an intercreditor agreement with the Payee) which are reasonably acceptable to the Payee (including the Payee acting as collateral agent for the Collateral and having full control over the exercise of all remedies relating to the Collateral) and (ii) share equally in the collateral proceeds from any enforcement of the lien securing this Note. In addition, Payee agrees that a senior security interest may be created in the separate assets (the “Acquired Assets”) acquired in connection with any acquisition, merger or similar transaction and held in a special purpose subsidiary of the Company (the “Separate Subsidiary”) to secure indebtedness of such Separate Subsidiary incurred or assumed in such acquisition, merger or similar transaction (the “Acquired Debt”), provided that (w) the lender of the Acquired Debt shall be entitled to look solely to the Acquired Assets and the Separate Subsidiary for payment of the Acquired Debt, (x) the Company and its other subsidiaries shall not guaranty or otherwise be obligated in any manner for the Acquired Debt, (y) unless all payments required under this Note are fully paid on a current basis, the Company may not use any of its funds or revenues from other subsidiaries to make any payments on the Acquired Debt and (iv) the Company shall provide the Payee with a copy of the documentation for the Acquired Debt which shall be in compliance with the requirements set forth in this sentence. The Company shall not assign, sell or otherwise transfer any of its assets to the entity owning the Acquired Assets. The Company shall not incur any additional secured indebtedness (other than the Senior Debt and the Acquisition Debt), and shall not incur any additional unsecured indebtedness for borrowed money unless such additional unsecured indebtedness is subordinated to the payment of the indebtedness evidenced by this Note pursuant to a subordination agreement with the Payee on terms which are reasonably acceptable to the Payee. The Payee shall at all times recognize the priority of the lien securing the Senior Debt, and the collateral proceeds of any enforcement of the lien securing this Note shall first be applied to pay the Senior Debt in full before any application of such collateral proceeds to the indebtedness evidenced by this Note, and by acceptance of this Note, the Payee hereby agrees to such subordination for the benefit of the holder of the Senior Liens.

3. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the Commonwealth of Pennsylvania, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

(c) The execution, delivery and performance of this Note will not conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound.

(d) The common stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof (all of the foregoing and all exhibits included therein and financial statement and schedules thereto, including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the times of their respective filings, the Form 10-QSB for the fiscal quarters ended June 30, 2006, March 31, 2006, September 30, 2005 and June 30, 2005 (collectively, the “Form 10-QSB”) and the Form 10-KSB for the fiscal year ended December 31, 2005 (the “Form 10-KSB”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-QSB and Form 10-KSB at the time of their respective filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents comply with applicable accounting requirements and the published rules and regulations of the

Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(e) No Material Adverse Change. Since June 30, 2006, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in the Commission Documents. For the purposes of this Note, “Material Adverse Effect” means any effect on the business, results of operations, prospects, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Note in any material respect.

(f) No Undisclosed Liabilities. Except as disclosed in the Commission Documents, since June 30, 2006, neither the Company nor any of its subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Since June 30, 2006, except as disclosed in Commission Documents, none of the Company or any of its Subsidiaries has participated in any transaction material to the condition of the Company which is outside of the ordinary course of its business.

(g) No Undisclosed Events or Circumstances. Since June 30, 2006, except as disclosed in the Commission Documents, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

5. Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Company shall (i) fail to make the payment of any amount of any principal outstanding for a period of five (5) days after the date such payment shall become due and payable hereunder, and (ii) shall further fail to make such principal payment within five (5) days after notice of such failure under clause (i) is given by Payee; or

(b) the Company shall (i) fail to make the payment of any amount of any interest outstanding for a period of five (5) days after the date such payment shall become due and payable hereunder, and (ii) shall further fail to make such interest payment within five (5) days after notice of such failure under clause (i) is given by Payee;

(c) any representation, warranty or certification made by the Company herein shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(d) any event or condition shall occur which (i) results in the acceleration of the maturity of any secured debt of the Company (including any Senior Debt or any Acquisition Debt) or of any unsecured debt of the Company with an aggregate principal amount in excess of $250,000, unless such acceleration is unconditionally rescinded and waived in writing by the holder of such debt with a copy provided to the Payee, (ii) consists of the failure of the Company to pay any such debt at its scheduled maturity or as required by any mandatory prepayment, unless such maturity date is extended in writing by the holder of such debt with a copy provided to the Payee or such mandatory prepayment is unconditionally waived in writing by the holder of such debt with a copy provided to the Payee, or (iii) enables the holder of any such debt or any person acting on such holder’s behalf to accelerate the maturity thereof unless the holder of such debt taken not taken any enforcement action and has entered into a written standstill agreement with the Company which is in full force and effect with a copy provided to the Payee.

(e) the Company shall (i) become insolvent or admit in writing its inability to pay its debts, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any he Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic); (vi) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (vii) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (viii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing.

6. Remedies Upon An Event of Default. Upon the occurrence of an Event of Default, the Payee shall have the right to cause the entire unpaid principal balance of this Note, together with all accrued interest thereon, reasonable attorneys’ and all fees, charges, costs and expenses, if any, owed by the Company to the Payee, to become immediately due and payable in full by giving written notice to the Company. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

7. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may not be transferred or sold, or pledged, hypothecated or otherwise granted as security by the Payee, without the written consent of the Company, which consent shall not be unreasonably withheld.

8. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

9. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Address of the Payee:	Tak Investments, LLC
400 Professional Drive, Suite 420
Gaithersburg, Maryland 20879
Attention: Sharad Tak

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP
1650 Tysons Boulevard
Suite 1400
McLean, Virginia 22102
Attention: Steven L. Meltzer
Tel. No.: (703)770-7950
Fax No.: (703) 770-7901

Address of the Company:	Prescient Applied Intelligence, Inc.
1247 Ward Avenue (Suite 200)
West Chester, PA 19380
Attention: Chief Financial Officer
Tel. No.: (610) 719-1600
Fax No.: (610) 719-6161

10. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

11. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

12. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver with respect to the same or any other Event of Default thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

13. Enforcement Expenses. The Company agrees to pay all reasonable costs and expenses of enforcement of this Note incurred by Payee, whether or not suit has been filed or any other action instituted or other action taken to enforce or collect under this Note, including, without limitation, reasonable attorneys’ fees and expenses.

14. Limitations of Applicable Law. In the event the operation of any provision of this Note results in an effective rate of interest transcending the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by any party to this Note, be applied to the unpaid principal balance of this Note immediately upon receipt of such monies by the Payee, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to the unpaid principal balance and the Payee had agreed to accept such extra payment(s) as a prepayment.

15. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

16. Compliance with Securities Laws. The Payee of this Note acknowledges that this Note is being acquired solely for the Payee’s own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PRESCIENT APPLIED INTELLIGENCE, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

17. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

18. Debtor-Creditor Relationship. The Payee shall in no event be construed for any purpose to be a partner, joint venturer or associate of the Company, it being the sole intention of the parties to establish a relationship of debtor and creditor

19. Time of the Essence. It is expressly agreed that time is of the essence in the performance of the obligations set forth in this Note.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

PRESCIENT APPLIED INTELLIGENCE, INC.

By:	/s/ Thomas W. Aiken
Name:	Thomas W. Aiken
Title:	CFO

AGREED TO AND ACCEPTED ON THIS 25th DAY OF August, 2006:
TAK INVESTMENTS, LLC

By:	/s/ Sharad Tak
Its: